================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                        N-VIRO INTERNATIONAL CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                       N-VIRO INTERNATIONAL CORPORATION
                      3450 W. CENTRAL AVENUE, SUITE 328
                             TOLEDO, OHIO  43606





April 23, 1997

To all N-Viro International Corporation Stockholders:

        The Board of Directors joins us in inviting you to attend the Annual Meeting of Stockholders. The meeting will be held in the Garden Room of the Toledo Club, 235 14th Street, Toledo, Ohio on May 9, 1997. The meeting will begin at 3:00 p.m. (local time). Registration will begin at 2:30 p.m. Refreshments will be served before the meeting.

        In addition to the matters described in the attached Proxy Statement, we will report on the business and progress of N-Viro during 1996 and for the first quarter of 1997. N-Viro's performance for the year ended December 31, 1996 is discussed in the enclosed 1996 Annual Report to Stockholders. We believe you will agree that it is interesting and informative.

        We hope you will be able to attend the meeting and look forward to seeing you there.

                                        Sincerely,


                                        J. PATRICK NICHOLSON
                                        Chairman of the Board of Directors
                                        and Chief Executive Officer


                                        JAMES K. MCHUGH
                                        Chief Financial Officer and
                                        Secretary/Treasurer

                        N-VIRO INTERNATIONAL CORPORATION



                          NOTICE OF ANNUAL MEETING OF
                                  STOCKHOLDERS


                                      AND


                                PROXY STATEMENT



                                  MEETING DATE

                                  MAY 9, 1997



                                 --------------





                            YOUR VOTE IS IMPORTANT!

           YOU ARE URGED TO SIGN, DATE, AND RETURN YOUR PROXY IN THE
                              ENCLOSED ENVELOPE.

                        N-VIRO INTERNATIONAL CORPORATION
                       3450 W. Central Avenue, Suite 328
                               Toledo, Ohio 43606

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 9, 1997

TO THE STOCKHOLDERS:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of N-Viro International Corporation will be held in the Garden Room of the Toledo Club, 235 14th Street, Toledo, Ohio on May 9, 1997. The Annual Meeting will begin at 3:00 p.m. (local time), for the purpose of considering and acting upon:

         1.       The election of three Directors for a term of three years;
                  and

         2. The ratification of the appointment of McGladrey & Pullen, LLP as independent auditors for the fiscal year 1997.

         Stockholders of record at the close of business on March 28, 1997, will be entitled to notice of, and to vote at, such Annual Meeting or any adjournment thereof. Information relating to matters to be considered and voted on at the Annual Meeting is set forth in the Proxy Statement accompanying this notice.

                                     BY ORDER OF THE BOARD OF DIRECTORS

                                     James K. McHugh
                                     Chief Financial Officer, Secretary and
                                       Treasurer

Toledo, Ohio
April 23, 1997

-------------------------------------------------------------------------------
         PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. THE PROXY MAY BE REVOKED BY YOU AT ANY TIME, AND GIVING YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING.
-------------------------------------------------------------------------------

                        N-VIRO INTERNATIONAL CORPORATION
                       3450 W. CENTRAL AVENUE, SUITE 328

                               TOLEDO, OHIO 43606

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                                  May 9, 1997

                                    GENERAL

         THIS PROXY STATEMENT IS FURNISHED TO THE STOCKHOLDERS OF N-VIRO INTERNATIONAL CORPORATION (THE "COMPANY") BY ITS MANAGEMENT AND THE BOARD OF DIRECTORS IN CONNECTION WITH THE SOLICITATION OF PROXIES IN THE ENCLOSED FORM TO BE USED IN VOTING AT THE ANNUAL MEETING OF STOCKHOLDERS (THE "ANNUAL MEETING"), WHICH IS SCHEDULED TO BE HELD ON FRIDAY, MAY 9, 1997 AT 3:00 P.M. (LOCAL TIME) AS SET FORTH IN THE FOREGOING NOTICE. At the Annual Meeting, the stockholders will be asked to elect three Directors, ratify the appointment of McGladrey & Pullen, LLP as independent auditors and transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         A share cannot be voted at the Annual Meeting unless the holder thereof is present or represented by proxy. When proxies in the accompanying form are returned properly executed and dated, the shares represented thereby will be voted at the Annual Meeting. If a choice is specified in the proxy, the shares represented thereby will be voted in accordance with such specification. If no specification is made, the proxy will be voted FOR the action proposed. Any stockholder giving a proxy has the right to revoke it any time before it is voted by filing with the Secretary/Treasurer of the Company a written revocation, or by filing a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. The revocation of a proxy will not be effective until notice thereof has been received by the Secretary/Treasurer of the Company.

         The cost of solicitation of proxies will be borne by the Company. In addition to solicitation by mail, Directors and officers of the Company may solicit proxies by telephone, telegraph or personal interview. The Company will reimburse Directors and officers for their reasonable out-of-pocket expenses in connection with such solicitation. The Company will request brokers and nominees who hold shares in their names to furnish this proxy material to the persons for whom they hold shares and will reimburse such brokers and nominees for their reasonable out-of-pocket expenses in connection therewith. The Company has hired Corporate Investors Communications to solicit proxies for a fee not to exceed $3,000, plus expenses and other customary charges.

         The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the total number of shares of common stock outstanding on the record date shall constitute a quorum for the transaction of business by such holders at the Annual Meeting. The three nominees for election as Directors who receive the highest number of votes therefor at the Annual Meeting shall be elected as Directors. The ratification of the appointment of McGladrey & Pullen, LLP as independent auditors shall require the affirmative vote of a majority of the shares of common stock present or represented by proxy.

         The executive offices of the Company are located at 3450 West Central Avenue, Suite 328, Toledo, Ohio 43606. The telephone number is (419) 535-6374. The approximate date on which this material was first sent to stockholders was April 23, 1997. A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996, INCLUDING THE FINANCIAL STATEMENTS, MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO THE CORPORATE SECRETARY, N-VIRO INTERNATIONAL CORPORATION AT THE ABOVE ADDRESS.

                         VOTING SECURITIES OUTSTANDING
                         AND PRINCIPAL HOLDERS THEREOF

         The Company had outstanding 2,036,983 shares of common stock, $.01 par value per share (the "shares of common stock"), on March 28, 1997. These shares of common stock constitute the only class of outstanding voting securities of the Company. Stockholders of record at the close of business on March 28, 1997 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. Each share of common stock is entitled to one vote on all matters to come before the Annual Meeting. Stockholders are not permitted to cumulate votes for the purpose of electing directors or otherwise.

         At March 28, 1997, the following were the only persons known to the Company to own beneficially more than 5% of the outstanding shares of common stock:

--------------------------------------------- --------------------------------- ------------------------------------
                                                                                 Percentage of Outstanding Shares
    Name and Address of Beneficial Owner           Shares of Common Stock         of Common Stock as of March 28,
                                                     Beneficially Owned                        1997
--------------------------------------------- --------------------------------- ------------------------------------

N-Viro Energy Systems, Ltd.(1)                          1,096,228(2)                          53.82%
3450 West Central Avenue, Suite 328
Toledo, Ohio  43606
--------------------------------------------- --------------------------------- ------------------------------------
Heartland Advisors, Inc.                                  105,000(3)                           5.15%
790 North Milwaukee Street
Milwaukee, Wisconsin  53202
--------------------------------------------- --------------------------------- ------------------------------------

                    PROPOSAL 1 - ELECTION OF THREE DIRECTORS

         The By-Laws of the Company provide that the Board of Directors shall be divided into three classes of equal or approximately equal number and that the number of Directors shall from time to time be fixed and determined by a vote of a majority of the Company's entire Board of Directors serving at the time of such vote. The Directors are elected for a three-year term or until the election and qualification of their respective successors. It is intended by the Board that proxies received will be voted to elect the three Directors named below to serve for a three-year term until their respective successors are elected and have qualified or until their earlier resignation or removal.

         If any nominee declines or is unable to accept such nomination to serve as a Director, events which the Board does not now expect, the proxies reserve the right to substitute another person as a Board nominee, or to reduce the number of Board nominees, as they shall deem advisable. The Proxy solicited hereby will not be voted to elect more than three Directors.
[FN]

_________________________

     (1) N-Viro Energy Systems, Ltd. (the "Partnership") is a limited partnership and was one of the predecessor entities that combined to form the Company in October 1993. The general partners of the Partnership are J. Patrick Nicholson, Chairman, Chief Executive Officer and President of the Company, N-Viro Energy Systems, Inc., a corporation of which Mr. Nicholson is the controlling stockholder, and four trusts established for the benefit of Mr. Nicholson's children. Under the limited partnership agreement for the Partnership, Mr. Nicholson, as general partner, has the voting and dispositive power over the shares of common stock held by the Partnership.

     (2) Includes 4,216 shares of common stock to be distributed to certain persons by the Partnership pursuant to the N-Viro International Stock Bonus Plan dated October 1, 1993. These shares of common stock became vested in such participants on January 1, 1997.

     (3) Information derived from a Schedule 13G filed in February 12, 1997 by Heartland Advisors, Inc., an investment advisor registered under
          Section 203 of the Investment Advisors Act of 1940. Such firm has both sole power to vote (or to direct the vote) and sole power to dispose of (or to direct the disposition of) 105,000 shares of common stock.

                                    CLASS I

                            DIRECTORS TO BE ELECTED

ROBERT B. CARROLL, AGE 63. Mr. Carroll is the President and Chief Executive Officer of Pozzolanic Contracting & Supply Co., a supplier of roadway construction materials in the Southeast U.S.. Mr. Carroll also acts as a consultant to the Company with respect to various matters.

J. PATRICK NICHOLSON, AGE 60. Mr. Nicholson became Chairman, Chief Executive Officer of the Company in May 1993. In 1979, he founded the "Partnership" one of the predecessor entities that combined to form the Company in October 1993. From the Partnership's inception to present, Mr. Nicholson has served as one of its general partners and is the controlling stockholder of N-Viro Energy Systems, Inc., the corporate general partner of the Partnership. Mr. Nicholson has served as a Director of the Company since May 1993 and is a member of the Board's Finance and Nominating Committees.

         John N. Graham resigned as a Director of the Company on April 18, 1997. Due to the recent resignation of Mr. Graham, the Nominating Committee of the Board has not had an opportunity to set forth a suitable nominee for his seat on the Board. The Nominating Committee anticipates having such a nominee by the time of the Annual Meeting. In the event that a nominee has not been appointed by the time of the Annual Meeting, the floor will be open to nominations from the stockholders.

                                    CLASS II

                       DIRECTORS WHOSE TERMS CONTINUE(1)

TERRY J. LOGAN, PH.D., AGE 54. Dr. Logan is a professor of Agronomy at The Ohio State University. Dr. Logan served as President of Pan-American N-Viro Inc. (affiliate of the Company) from 1994 through 1995 and is the President of Logan Environmental, Inc. (environmental consulting firm). Dr. Logan also acts as a consultant to the Company with respect to various matters. Dr. Logan has been a member of the Board since May 1993 and is a member of the Board's Audit Committee.

         The By-Laws of the Company provide that the Board of Directors of the Company may fill vacancies left on the Board of Directors. The Company currently has two vacancies on the Board for Class II Directors due to the resignations of Christopher Mahoney and Bruce Douglas during the prior fiscal year. The Board reasonably anticipates filling these vacancies before the Annual Meeting or shortly thereafter.

                                   CLASS III

                       DIRECTORS WHOSE TERMS CONTINUE(2)

WALLACE G. IRMSCHER, AGE 74. Mr. Irmscher has been self-employed as a consultant in the construction and construction materials industry since 1995. Prior to the time, Mr. Irmscher was an officer and Director of Newfoundland Resources and Mining Limited (quarry operation), an entity that was the subject of bankruptcy proceedings in 1995. Mr. Irmscher is a Director of United States Lime and Minerals (publicly traded company), has served as a Director of the Company since May 1995 and is a member of the Board's Audit Committee.

CHARLES B. KAISER, JR., AGE 73. From 1957 until his retirement in 1990, Mr. Kaiser was general counsel to the St. Louis Metropolitan Sewer District. Mr. Kaiser is also a former President of both the Water Environment Federation and the Association of Metropolitan Sewerage Agencies. Mr. Kaiser has served as a Director of the Company since May 1993 and is a member of the Board's Audit and Compensation Committees.

____________________

     (1) The terms of Dr. Logan and those Directors to be appointed by the Board expire in 1998.

     (2)  The terms of Messrs. Irmscher, Kaiser and Kurtz expire in 1999.

FREDERICK H. KURTZ, AGE 62. Mr. Kurtz is President of PARCOR Incorporated (consulting firm). From May 1993 to June 1995, Mr. Kurtz was the Chief Operating Officer of the Company and was the Executive Director of the Middlesex County Utility Authority from 1986 to 1993. Mr. Kurtz has served as Director of the Company since May 1993, is currently Vice Chairman of the Board and is a member of the Board's Finance and Nominating Committees.

         THE MANAGEMENT AND THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMEND THAT YOU VOTE "FOR" THE ELECTION OF THE ABOVE NOMINEES. The nominees who receive the highest number of votes at the Annual Meeting shall be elected as Directors.

                              BOARD AND COMMITTEES

         Pursuant to Delaware law, under which the Company is organized, the Company's business, property and affairs are managed under the direction of the Board of Directors. The Board met four times during the year ended December 31, 1996. The Board has appointed standing Audit, Compensation, Finance and Nominating Committees. In 1996, except for Mr. Kurtz, each incumbent Director attended at least 75% of the aggregate meetings of the Board and the Committees on which they served.

         The Audit Committee of the Board of Directors currently consists of three members and met twice during the year ended December 31, 1996. The Audit Committee recommends the appointment of auditors and oversees the accounting and internal audit functions of the Company.

         The Compensation Committee of the Board of Directors currently consists of three members and met once during the year ended December 31, 1996. The Compensation Committee determines officers' salaries and bonuses and administers the grant of stock options pursuant to the Company's Stock Option Plan.

         The Finance Committee of the Board of Directors currently consists of three members and met once during the year ended December 31, 1996. The Finance Committee assists in monitoring cash flow requirements of the Company and approves any internal or external financing or leasing arrangements.

         The Nominating Committee of the Board of Directors currently consists of three members and met twice during year ended December 31, 1996. The Nominating Committee considers and recommends to the Board of Directors nominees for election to the Board of Directors. The Nominating Committee may, in its discretion, consider nominations by stockholders proposed for the 1998 Annual Meeting. All stockholder nominations should be directed to N-Viro International Corporation, 3450 W. Central Avenue, Suite 328, Toledo, Ohio 43606, Attention: Secretary/Treasurer. Such stockholder recommendations must be in writing, contain a description of the nominee's qualifications and his or her consent to serve and must be received by the Company no later than December 21, 1997.

                 SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

         The following table sets forth as of March 28, 1997, unless otherwise specified, certain information with respect to the beneficial ownership of the Company's shares of common stock by each person who is a Director of the Company, a nominee for the Board, each of the named Executive Officers, and by the Directors and Executive Officers of the Company as a group.


----------------------------------------- ------------------------------------- ------------------------
                                             Beneficial Ownership of Common        Percent of Class
        Name of Beneficial Owner               Stock as of March 28, 1997
----------------------------------------- ------------------------------------- ------------------------
Robert B. Carroll                                        41,600(1)                        2.04%
----------------------------------------- ------------------------------------- ------------------------
Wallace G. Irmscher                                       3,225(2)                         .15%
----------------------------------------- ------------------------------------- ------------------------
Charles B. Kaiser, Jr.                                    3,350(2)                         .16%
----------------------------------------- ------------------------------------- ------------------------
Frederick H. Kurtz                                       53,200(2)                        2.61%
----------------------------------------- ------------------------------------- ------------------------
Terry L. Logan                                           15,625(2)(3)                      .77%
----------------------------------------- ------------------------------------- ------------------------
James K. McHugh                                             231(3)                          *
----------------------------------------- ------------------------------------- ------------------------
J. Patrick Nicholson                                  1,163,576(2)(4)                    57.12%
----------------------------------------- ------------------------------------- ------------------------

----------------------------------------- ------------------------------------- ------------------------
All Directors and Executive Officers as               1,280,807(5)(6)                    62.88%
a group (7 persons)
----------------------------------------- ------------------------------------- ------------------------

     *    Less than 0.10%

     (1) Includes 41,600 Shares actually owned by Pozzolanic Contracting & Supply Co., a company of which Mr. Carroll is the controlling shareholder.

     (2) Includes shares not actually owned by such individuals as of March 28, 1997, but of which beneficial ownership could be acquired currently by such individuals upon the exercise of outstanding options.

     (3) Includes shares vested January 1, 1997 to be received from the Partnership as part of the Company's Stock Bonus Plan dated October 1, 1993.

     (4) Includes 1,096,228 shares owned by the Partnership, of which Mr. Nicholson is a general partner, and 35,224 shares owned by N-Viro Energy Systems, Inc., a corporation of which Mr. Nicholson is the controlling shareholder.

     (5) Includes an aggregate of 70,425 shares not actually owned by such Directors and Executive Officers as of March 28, 1997, but of which beneficial ownership could be acquired currently by such Directors and Executive Officers upon the exercise of outstanding options.

     (6) Includes an aggregate of 468 shares vested in January 1, 1997 to be received from the Partnership by such Directors and Executive Officers as part of the Company's Stock Bonus Plan dated October 1, 1993.


EXECUTIVE OFFICERS OF THE COMPANY

         The following information is furnished as to the Executive Officers of the Company:

J. PATRICK NICHOLSON, AGE 60. Mr. Nicholson has served as Chairman, Chief Executive Officer and President of the Company since its inception in May 1993. As described above, Mr. Nicholson served in a similar capacity to the Partnership prior to that date.

JAMES K. MCHUGH, AGE 38. Mr. McHugh has served as Chief Financial Officer, Secretary and Treasurer of the Company since January 1997. Prior to that date, Mr. McHugh served the Company and the Partnership in various capacities including Controller and Director of Accounting and Taxation.

                                  REMUNERATION

COMPENSATION OF EXECUTIVE OFFICERS

         The following table presents the total compensation awarded to, earned by, or paid to, the Chief Executive Officer of the Company during 1995 and 1996, and the total compensation awarded, earned, or paid during 1995 and 1996 to the Company's most highly compensated Executive Officers who were serving at the end of 1996, and whose total annual salary and bonus, if any, exceeded $100,000. Additionally, the table sets forth the total compensation paid to Christopher T. Mahoney and Patrick T. Karney who both would have been among the Company's most highly compensated Executive Officers but for the fact that neither was serving as an Executive Officer at the end of 1996.

                                             SUMMARY COMPENSATION TABLE

                                                                               Long-Term           All Other
                                  Year          Annual Compensation           Compensation    Compensation ($)(1)
                                                -------------------
  Name and Principal Position                   Salary ($) Bonus ($)         Options (#)(4)
--------------------------------------------------------------------------------------------------------------------
J. Patrick Nicholson             1996        $ 147,500           -0-              -0-                   -0-
 Chairman, Chief                 1995        $ 149,167           -0-              -0-               $ 1,575
 Executive Officer               1994        $ 173,125           -0-              -0-               $ 1,350
 and President

Christopher T. Mahoney(2)        1996        $ 132,200           -0-             5,000                  -0-
 Former Chief Operating          1995        $ 116,992           -0-              -0-                $ 231
 Officer and Executive           1994        $ 129,919           -0-              -0-                $ 198
 Vice President

Patrick T. Karney(3)             1996        $ 127,442         $ 40,000           -0-                   -0-
 Former President of             1995        $ 117,200         $ 10,000           -0-                $ 609
 the Company's Southern          1994        $ 127,200           -0-              -0-                $ 435
 Division
-------------------

     (1) Amounts shown consist of term life insurance premiums paid by the Company for the benefit of the named Executive Officers.

     (2) Mr. Mahoney resigned as an Executive Officer and employee of the Company effective November 30, 1996, but will be paid the balance of his salary under his Employment Agreement through June 1997.

     (3) Effective March 1, 1996, Mr. Karney was no longer employed by the Company, but was paid the balance of his salary under his Employment Agreement through December 31, 1996.

     (4) The numbers shown represent the number of shares of common stock for which options were granted to the named Executive Officers in 1995.

EMPLOYMENT AGREEMENTS

         On July 1, 1993, Mr. Nicholson and Mr. Mahoney entered into three-year employment agreements with the Company providing for automatic one-year renewals and minimum annual salaries of $200,000 and $125,000, respectively. Each of such agreements also provides that such employee shall be entitled to
(i) bonuses to be payable to such employee at the discretion of the Board of Directors, and (ii) such medical and other benefits, including insurance and pension plan, as are provided to other Executive Officers of the Company. Effective March 1, 1997, Mr. Nicholson has voluntarily agreed to reduce his minimum annual salary to $125,000. Mr. Mahoney is being paid at his contract rate of $125,000, as part of his severance agreement with the Company, through June 30, 1997. Mr. Mahoney will also receive certain benefits under his employment agreement for that period.

                                          OPTION GRANTS IN LAST FISCAL YEAR
    --------------------------- -------------- ------------- ------------- -------------- ---------------------------
                                                % of Total
                                                 Options                                     Potential Realizable
                                  Number of     Granted to                                 Value at Assumed Annual
                                 Securities     Employees                                    Rates of Stock Price
                                 Underlying     in Fiscal    Exercise or                   Appreciation for Option
                                   Options         Year       Base Price    Expiration             Term(1)
               Name              Granted(2)                   ($/share)        Date          5% ($)        10% ($)
    --------------------------- -------------- ------------- ------------- -------------- ------------- -------------
    J. Patrick Nicholson              0               0%        $ .00           n/a            $0            $0
    --------------------------- -------------- ------------- ------------- -------------- ------------- -------------
    Christopher T. Mahoney(3)       5,000          22.7%        $4.75       11/10/2006       $14,950      $37,850
    --------------------------- -------------- ------------- ------------- -------------- ------------- -------------
    Patrick T. Karney                 0               0%        $ .00           n/a            $0            $0
    --------------------------- -------------- ------------- ------------- -------------- ------------- -------------

          (1) The potential realizable value through the expiration date of each option has been determined on the basis of the closing price on May 10, 1996, compounded annually over the term of the option, net of the exercise price. These value have been determined based upon assumed rates of appreciation and are not intended to forecast the possible future appreciation, if any, of the price or value of the Company's common stock.

          (2) All options have been granted pursuant to the N-Viro International Stock Option Plan. Options granted are exercisable on the date of grant and on each succeeding anniversary thereof as to 20% of the shares of common stock issuable with respect to such options.

          (3) Mr. Mahoney did not exercise any options vested as of the three month expiration date following his resignation as an employee and officer on November 30, 1996.



                                   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                          AND FISCAL YEAR END OPTION VALUES
-------------------------- ------------- ------------- ------------------------------ ------------------------------
                              Shares
                           Acquired On      Value                                         Value of Unexercised
                           Exercise(1)     Realized        Number of Unexercised         In-The-Money Options at
          Name                              ($)(1)     Options at Fiscal Year End(2)     Fiscal Year End ($)(3)
-------------------------- ------------- ------------- ------------------------------ ------------------------------
                                                       Exercisable    Unexercisable   Exercisable    Unexercisable
-------------------------- ------------- ------------- ------------- ---------------- ------------- ----------------
J. Patrick Nicholson            -0-           $0          15,000         10,000            $0             $0
-------------------------- ------------- ------------- ------------- ---------------- ------------- ----------------
Christopher T. Mahoney          -0-           $0           7,500         10,000            $0             $0
-------------------------- ------------- ------------- ------------- ---------------- ------------- ----------------
Patrick T. Karney               -0-           $0               0              0            $0             $0
-------------------------- ------------- ------------- ------------- ---------------- ------------- ----------------

          (1) No options were exercised by the named Executive Officers in 1996.

          (2) All options have been adjusted to reflect a one-for-four reverse stock split effective October 31, 1995.



                                      -7-

          (3) Options are "in-the-money" only if the closing market price of the common stock on December 31, 1996 exceeded the exercise price of the options. There were no "in-the-money" options held by Executive Officers of the Company on December 31, 1996..

COMPENSATION OF DIRECTORS

         Directors who are employees of the Company do not receive additional compensation for serving as Directors. Effective April 1, 1994, non-employee Directors no longer receive cash compensation, but receive stock options pursuant to the Company's Stock Option Plan. Each Director currently receives a grant of 400 shares of Common Stock of the Company per each meeting attended, as approved by the Compensation Committee on May 10, 1996. Directors of the Company are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or any committees thereof.

COMPENSATION COMMITTEE INTERLOCKS

         During 1996, the members of the Compensation Committee consisted of Mr. Graham, Mr. Irmscher and Mr. Kaiser, each of whom is a non-employee Director of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The compensation of the Company's Executive Officers is determined by the Compensation Committee of the Board of Directors.

         The Committee's compensation philosophy is to provide competitive forms and levels of compensation compared to industrial companies of similar size and business area. This philosophy is intended to assist the Company in attracting, retaining and motivating executives with superior leadership and management abilities. Consistent with this philosophy, the Committee determines a total compensation structure for each officer, consisting primarily of salary, bonus and stock options. The proportions of the various elements of compensation vary among the officers depending upon their levels of responsibility.

         The Committee establishes salaries at a level intended to be competitive with the average salaries of Executive Officers in comparable companies with adjustments made to reflect the financial health of the Company. Bonuses are intended to provide executives with an opportunity to receive additional cash compensation, but only if they earn it through Company and individual performance.

         Long-term incentives are provided through stock options granted under the Company's Stock Option Plan. The stock options represent an additional vehicle for aligning management's and stockholders' interest, specifically motivating executives to remain focused on the market value of the Common Stock in addition to earnings per share and return on equity goals.

         The Committee, subject to any employment agreement in effect with its Executive Officers reviews and recommends to the Board of Directors for approval the salaries, bonuses and long-term incentives of the Company's officers, including its most highly compensated Executive Officers. In addition, the Committee grants stock options under the Company's Stock Option Plan to Executive Officers and other selected employees, Directors and to consultants, and otherwise administers the Company's Stock Option Plan.

         The Committee has not yet formulated any policy regarding qualifying compensation paid to the Company's Executive Officers for deductibility under the limits of Section 162(m) of the Internal Revenue Code of 1986, as amended.

         With respect to Chief Executive Officer Compensation, Mr. Nicholson's base salary for 1996 was $147,500. Mr. Nicholson's base salary is determined by his Employment Agreement which entitles him to a minimum annual base salary of $250,000. See "Employment Agreements." However, Mr. Nicholson has reduced his base salary in each of the three preceding fiscal years and will be paid an annual minimum base salary of $125,000 for 1997. Mr. Nicholson will continue to accept a reduced base salary until such time as the Company's profitability permits payment of the $250,000 annual minimum base salary provided for in his Employment Agreement.

         The Committee is also responsible for recommending to the Board of Directors bonus amounts payable to Mr. Nicholson, the Chief Executive Officer. Any bonuses payable will be determined by the Committee, based on the same elements and factors relating to the other Executive Officers of the Company. No bonuses were paid to Mr. Nicholson or any other Executive Officer in 1996. As the founder and the largest beneficial owner (57.12% of total shares of common stock outstanding) of the Company, Mr. Nicholson has a significant portion of his wealth invested in the Company's stock. Mr. Nicholson's level of stock ownership continues to provide a strong link between Company performance and the resulting rewards.

         Compensation Committee of the Board of Directors
         N-Viro International Corporation
                  Wallace B. Irmscher
                  Charles B. Kaiser, Jr.
                  John N. Graham(1)

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

         Set forth below is a line graph comparing the yearly percentage change and the cumulative total shareholder return on the Company's shares against the cumulative total return of the NASDAQ Stock Market (U.S. Companies) Index and an index comprised of Peer Group companies selected by the Company. The Peer Group consists of six companies considered to be either competitors or similar to the Company. Upon written request to the Secretary/Treasurer, N-Viro International Corporation, 3450 West Central Avenue, Suite 328, Toledo, Ohio 43606, the Company shall provide stockholders with the names of the component issuers. The data is for the period beginning October 12, 1993, the date of the Company's initial public offering, and ending December 31, 1996. The calculation assumes that $100 was invested at the close of business on October 12, 1993 and all dividends are assumed to be reinvested.

[GRAPH OMITTED]

           ===============================================================================================
                                    10/12/93      12/31/93       12/31/94      12/31/95       12/31/96
           -----------------------------------------------------------------------------------------------
           NASDAQ Index              100.00         100.7          98.4          139.2         171.2
           -----------------------------------------------------------------------------------------------
           Company                   100.00          65.8          18.4            5.3           5.9
           -----------------------------------------------------------------------------------------------
           Peer Group                100.00          94.2          57.7           84.4          50.9
           ===============================================================================================

         Except to the extent the Company specifically incorporates this information by reference, the foregoing Report of the Compensation Committee and Stock Price Performance Graph shall not be deemed incorporated by reference by any

______________________


     (1)  Mr. Graham resigned from The Board on April 18, 1997.

general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934. This information shall not otherwise be deemed filed under such Acts.

SECTION 16(a) COMPLIANCE

         Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's Directors and Executive Officers, and persons who own beneficially more than ten percent (10%) of the shares of common stock of the Company, to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Copies of all filed reports are required to be furnished to the Company pursuant to Section 16(a). Based solely on the reports received by the Company and on written representations from reporting persons, the Company believes that the Directors and Executive Officers complied with all applicable filing requirements during the fiscal year ended December 31, 1996.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Robert B. Carroll, a consultant to and nominee for Director of the Company, is currently under a consulting contract with the Company that will pay him $120,000 per year through 1999. In addition, Pozzolanic Contracting & Supply Co., a company of which Mr. Carroll is the controlling shareholder, sells materials to the Company in the ordinary course of business, the aggregate amount of which exceeded $60,000 in 1996.

         Frederick H. Kurtz, a consultant to and Director of the Company, received consulting fees in the amounts of $9,000 in 1996 and $22,500 in 1995 from the Company.

         Dr. Terry L. Logan, Ph.D., a consultant to and Director of the Company, received consulting fees in the amounts of $35,127 in 1996 and $21,032 in 1995.

         Michael Nicholson has been employed as Vice-President of Sales and Marketing of the Company since December, 1996. Prior to that date, Mr. Nicholson served the Company and the Partnership in various management positions in sales. For the year ended 1995 and 1996, Mr. Nicholson earned $62,700 and $67,200, respectively, from the Company. Mr. Nicholson is the son of J. Patrick Nicholson, Chairman, Chief Executive Officer and President of the Company.

         The Partnership loaned the Company a total of approximately $197,000 during 1996, to help fund operations and debt obligations. The Notes are unsecured, bear interest at 8.25%, and are due at varying dates through January 1, 1999.

         J. Patrick Nicholson, the Chairman, Chief Executive Officer and President of the Company, loaned the Company $10,000 in 1996, to help fund operations and debt obligations. The Note was paid off in early 1997. The Note was unsecured, had an interest rate of 8.25%, and matured on January 1, 1998.

      PROPOSAL 2 - RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

         The firm of McGladrey & Pullen, LLP served as independent auditors of the Company for the year ended December 31, 1996 and has been selected by the Company to serve as its independent auditors for the year ending December 31, 1997. McGladrey & Pullen, LLP became the Company's independent auditors on January 10, 1996, succeeding Ernst & Young LLP which served as the Company's independent auditors of the Company since the Company's inception in 1993. Although the submission of this matter for approval by the stockholders is not legally required, the Board believes that such submission follows sound business practice and is in the best interests of the stockholders. If the appointment is not ratified by the holders of a majority of the shares present in person or by proxy at the Annual Meeting, the Directors will consider the selection of another accounting firm. If such a selection were made, it may not become effective until 1998 because of the difficulty and expense of making such a substitution. The Company anticipates that a representative of McGladrey & Pullen, LLP will attend the Annual Meeting.

         Audit services of McGladrey & Pullen, LLP for the year ended December 31, 1996 included the audit of the financial statements of the Company included in the Annual Report to Shareholders for 1996, services related to filings with the Securities and Exchange Commission and consultation and assistance on accounting related matters.

         The services furnished by McGladrey & Pullen, LLP have been at customary rates and terms. There are no existing direct or indirect understandings or agreements that place a limit on future years' audit fees.

         THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMEND THAT YOU VOTE "FOR" THE RATIFICATION OF MCGLADREY & PULLEN, LLP. The affirmative vote of the holders of a majority of shares of common stock present in person or by proxy at the Annual Meeting will be required for such ratification.

                                 OTHER MATTERS

         The Company is not aware of any matters to be presented for action at the Annual Meeting other than the matters set forth above. If any other matters do properly come before the meeting or any adjournment thereof, it is intended that the persons named in the proxy will vote in accordance with their judgment on such matters.

                STOCKHOLDERS' PROPOSALS FOR NEXT ANNUAL MEETING

         Stockholders' proposals intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company no later than December 21, 1997 for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

                                   BY THE ORDER OF THE BOARD OF
                                   DIRECTORS

                                   James K. McHugh
                                   Chief Financial Officer, Secretary and
                                     Treasurer

                        N-VIRO INTERNATIONAL CORPORATION
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                         Annual Meeting of Stockholders
                             To Be Held May 9, 1997

       Revoking all prior proxies, the undersigned, a stockholder of N-VIRO INTERNATIONAL CORPORATION (the "Company"), hereby appoints J. Patrick Nicholson and James K. McHugh, and each of them, attorneys and agents of the undersigned, with full power of substitution to vote all shares of the Common Stock, par value $.01 per share (the "Common Stock"), of the undersigned in the Company at the Annual Meeting of Stockholders of the Company to be held in the Garden Room of the Toledo Club, 235 14th Street, Toledo, Ohio on May 9, 1997 at 3:00 p.m., local time, and at any adjournment thereof, as fully and effectively as the undersigned could do if personally present and voting, hereby approving, ratifying and confirming all that said attorneys and agents or their substitutes may lawfully do in place of the undersigned as indicated below.

1.   Election of Class I           FOR all nominees listed below                       WITHHOLD AUTHORITY
     Directors                     (Except as marked to the contrary below) [ ]        to vote for all nominees listed below [ ]

              Nominees: Bobby B. Carroll and J. Patrick Nicholson


(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

     ---------------------------------------------------------------------------

2.    Ratify the appointment of McGladrey & Pullen, LLP as independent auditors.

           [ ]  FOR                 [ ]  AGAINST                  [ ]  ABSTAIN

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

            (CONTINUED AND TO BE SIGNED AND DATED ON THE OTHER SIDE)

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE LISTED NOMINEES AS CLASS I DIRECTORS AND FOR PROPOSAL 2.

     Please sign exactly as name appears below.

     When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in the full corporation name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

     PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

                                           Dated________________________, 1997


                                           ___________________________________
                                                        Signature

                                           ___________________________________
                                                   Signature  (if held jointly)

                                           [ ] PLEASE CHECK HERE IF YOU PLAN TO
                                               ATTEND THE ANNUAL MEETING